SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2005

(date of earliest event reported)

WACHOVIA MORTGAGE LOAN TRUST, LLC

as Depositor under a

Pooling and Servicing Agreement

dated as of August 1, 2005

providing for the issuance of

Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates

Series 2005-A

Delaware	333-109298	56-1967773
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Wachovia Center

301 South College Street, Suite D

Charlotte, North Carolina 28288

(Address of principal executive offices)

Registrant's telephone number, including area code:

(704) 374-4868

Item 8.01. Other Events.

Filing of Collateral Materials

In connection with the proposed offering of the Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 2005-A (the “Certificates”), Wachovia Capital Markets, LLC, as underwriter (the “Underwriter”), has furnished certain collateral information (the “Collateral Materials”) to potential investors with respect to the mortgage loans (the “Mortgage Loans”) underlying the proposed offering of the Certificates. The Collateral Materials are listed as Exhibit 99.1 hereto and are filed herewith.

The information in the Collateral Materials is preliminary and will be superseded by the description of the Mortgage Loans contained in the Prospectus Supplement of Wachovia Mortgage Loan Trust LLC. relating to the Certificates (the “Prospectus Supplement”) and by any other information subsequently filed with the Securities and Exchange Commission. The Collateral Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement.

In addition, the actual characteristics of the Mortgage Loans underlying the Certificates may differ from the information provided in the Collateral Materials, which were provided to certain investors only to give a sense of the underlying collateral which will effect the maturity, interest rate sensitivity and cash flow characteristics of the Certificates. Any difference between the collateral information in the Collateral Materials and the actual characteristics of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Certificates.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

99.1 Collateral Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2005

WACHOVIA MORTGAGE LOAN TRUST LLC.

(Registrant)

By: /s/ Robert Perret

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Name:

Title:

(Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Collateral Materials.